                                   EXHIBIT 99.5

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Amended and
Restated Agreement"), dated as of January 23, 2006, is by and among Aduromed
Corporation, a Delaware corporation ("Aduromed"), General Devices, Inc.,
Delaware corporation ("GDI"), each holder of GDI Series A Preferred and GDI
Series B Preferred (collectively, the "Preferred Holders") and the Persons holding a majority of the issued and outstanding shares of GDI's Common Stock set forth on Annex A hereto (collectively the "Common Holders" and together with the Preferred Holders, the "Stockholders"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Securities Purchase Agreement (as defined below).

          WHEREAS, Aduromed, the Preferred Holders and certain other Persons have heretofore entered into that certain Stockholders Agreement, dated as of
September 30, 2005 (the "Original Agreement");

          WHEREAS, Aduromed has heretofore entered into that certain Amended and
Restated Agreement and Plan of Merger, dated as of January 23, 2006 (the "Merger
Agreement"), by and among Aduromed, GDI, GD MergerSub, Inc., a Delaware corporation, and GD MergerSub II, Inc., a Delaware corporation ("MergerSub"), pursuant to which MergerSub agreed to merge with and into Aduromed (the
"Merger"), with Aduromed as the surviving entity of the Merger;

          WHEREAS, in connection with the Merger, GDI has issued to the
Preferred Holders certain shares of GDI Series A Preferred and First Closing GDI
Warrants; and

          WHEREAS, in connection with the Merger, Aduromed, GDI and the
Preferred Holders have heretofore entered into that certain Amended and Restated
Securities Purchase Agreement, dated as of January 23, 2006 (the "Amended and
Restated Purchase Agreement"), pursuant to which GDI has issued to the Preferred
Holders certain shares of GDI Series B Preferred and Second Closing GDI
Warrants; and

          WHEREAS, pursuant to the Original Agreement, in connection with the
Merger, Aduromed is required to cause GDI to enter into this Amended and
Restated Agreement with the Preferred Holders and the other parties hereto;

          NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto hereby agree that the Original Agreement be, and hereby is, amended and restated in its entirety as herein set forth:

          1. Definitions. As used in this Amended and Restated Agreement, the following terms shall have the meanings set forth below:

               "Aduromed" has the meaning set forth in the preamble to this
Amended and Restated Agreement.

               "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act. In addition, any limited partner or member, as the case may be, of a
Stockholder shall be deemed to be an Affiliate of such Stockholder.

               "Amended and Restated Agreement" means this Amended and Restated
Stockholders Agreement as the same may be amended, restated, supplemented or modified in accordance with the terms herein.

               "Board of Directors" means the Board of Directors of GDI.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

               "Charter Documents" means the certificate of incorporation and bylaws of GDI as in effect from time to time.

               "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

               "Common Holders" has the meaning set forth in the preamble to this Amended and Restated Agreement.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "GDI" has the meaning set forth in the preamble to this Amended and Restated Agreement.

               "Issuance Notice" has the meaning set forth in Section 2.3(a) of this Amended and Restated Agreement.

               "Management Designees" has the meaning set forth in Section
3.3(c) of this Amended and Restated Agreement.

               "Permitted Securities" means (i) the GDI Series A Preferred, GDI
Series B Preferred and GDI Warrants issued or to be issued pursuant to the
Merger Agreement and/or Amended and Restated Securities Purchase Agreement, (ii)
the GDI Conversion Shares issuable upon conversion of the GDI Series A Preferred and GDI Series B Preferred, (iii) the GDI Warrant Shares issuable upon exercise of the GDI Warrants and (iv) any Securities issuable pursuant to an employee stock option plan approved by each of the Preferred Designees.

                                        2

               "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               "Preemptive Interests" has the meaning set forth in Section 2.3 of this Amended and Restated Agreement.

               "Preemptive Purchaser" has the meaning set forth in Section
2.3(b)(i) of this Amended and Restated Agreement.

               "Preferred Designees" has the meaning set forth in Section 3.3(b)
of this Amended and Restated Agreement.

               "Preferred Holders" has the meaning set forth in the preamble to this Amended and Restated Agreement.

               "Pro Rata Share" means, with respect to any Preferred Holder, a quotient, expressed as a percentage, (i) the numerator of which is equal to the aggregate number of shares of GDI Series A Preferred and GDI Series B Preferred then held by such Preferred Holder and (ii) the denominator of which is equal to the aggregate number of shares of GDI Series A Preferred and GDI Series B
Preferred then held by all Preferred Holders.

               "Response Notice" has the meaning set forth in Section 2.3(b)(i)
of this Amended and Restated Agreement.

               "Securities" means, collectively, the Shares, the Warrants and any other equity security of GDI now or hereafter issued and outstanding.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Shares" means, collectively, all shares, whether now owned or hereafter acquired, of GDI Common Stock, GDI Series A Preferred, GDI Series B
Preferred, GDI Warrant Shares, GDI Conversion Shares or of any other series or class of capital stock of GDI.

               "Stockholders" means, collectively, (a) the Preferred Holders,
(b) the Common Holders and (c) any other Person that becomes a party hereto and has agreed to be or is bound by the terms and conditions of this Amended and
Restated Agreement as a "Stockholder" hereunder.

               "Stockholders Meeting" has the meaning set forth in Section 3.1 of this Amended and Restated Agreement.

               "Subsequent Issuance Notice" has the meaning set forth in Section
2.3(b)(ii) of this Amended and Restated Agreement.

               "Subsequent Response Notice" has the meaning set forth in Section
2.3(b)(ii) of this Amended and Restated Agreement.

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               "Transfer" means any transfer, exchange, sale or other
disposition.

               "Unrestricted Additional Securities" has the meaning set forth in
Section 2.3(c) of this Amended and Restated Agreement.

               "Unrestricted Securities" has the meaning set forth in Section
2.3(b)(ii) of this Amended and Restated Agreement.

               "Written Consent" has the meaning set forth in Section 3.1 of this Amended and Restated Agreement.

          2. After-Acquired Securities; Agreement to be Bound; Preemptive
Rights.

               2.1 After-Acquired Securities. All of the provisions of this
Amended and Restated Agreement shall apply to all of the Securities now owned or which may be issued or Transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such
Securities, any exercise of any security convertible or exercisable into a
Security, any corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a
Stockholder in any other manner. No Stockholder may Transfer any Security unless the transferee thereof shall, as a condition precedent to such Transfer, agree in writing to be bound by the terms and conditions of this Amended and Restated
Agreement as a "Stockholder" hereunder.

               2.2 Agreement to be Bound. GDI shall not issue any Securities to any Person not a party to this Amended and Restated Agreement unless such Person has agreed in writing to be bound by the terms and conditions of this Amended and Restated Agreement as a "Stockholder" hereunder. Upon becoming a party to this Amended and Restated Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, a Stockholder, Preferred Holder or
Common Holder, as applicable, hereunder. Any issuance of Securities by GDI in violation of this Section 2.2 shall be null and void ab initio and neither GDI nor any transfer agent shall give effect in GDI's stock records to such attempted issuance. The foregoing provisions shall not, in any case, be applicable to any issuance or Transfer of Shares made to underwriters in connection with an underwritten public offering of such Shares registered under the Securities Act or any issuance or Transfer of Shares that is conducted publicly through one or more registered broker dealers over a stock exchange or interdealer quotation service where the Shares are listed or quoted.

               2.3 Preemptive Rights. After the date hereof, in the event that
GDI proposes to issue any Securities other than Permitted Securities
(collectively, "Preemptive Interests"), GDI shall comply with the provisions of this Section 2.3.

                    (a) Issuance Notice. GDI shall give the Preferred Holders
written notice of GDI's intention to issue such Preemptive Interests (the
"Issuance Notice"), describing the material terms of the Preemptive Interests, the price at which such Preemptive Interests will be issued or sold and the material terms upon which GDI proposes to issue or sell such Preemptive
Interests, including the anticipated date of such issuance or sale.

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                    (b) Response Notice.

                         (i) Each Preferred Holder shall have thirty (30) days
from the date the Issuance Notice is received to agree to purchase all (but not less than all) of such Preferred Holder's Pro Rata Share of such Preemptive
Interests by giving written notice to GDI of its desire to purchase such
Preferred Holder's Pro Rata Share of such Preemptive Interests (the "Response
Notice"). Such Response Notice shall constitute the irrevocable agreement of such Preferred Holder (a "Preemptive Purchaser") to purchase all (but not less than all) of such Preemptive Purchaser's Pro Rata Share of the Preemptive
Interests at the price and upon the terms stated in the Issuance Notice.

                         (ii) In the event any Preemptive Interests remain
unsubscribed thirty (30) days after delivery of the Issuance Notice (the
"Unsubscribed Securities"), GDI shall promptly issue a subsequent Issuance
Notice (the "Subsequent Issuance Notice") to each Preemptive Purchaser. Each
Preemptive Purchaser shall have ten (10) days from the date the Subsequent
Issuance Notice is received to agree to purchase all or any portion of the
Unsubscribed Securities by giving a second Response Notice (the "Subsequent
Response Notice") and stating therein the quantity of Unsubscribed Securities to be purchased. Such Subsequent Response Notice shall constitute the irrevocable agreement of such Preemptive Purchaser to purchase the quantity of Unsubscribed
Securities indicated in such Subsequent Response Notice at the price and upon the terms stated in the Issuance Notice. If such Preemptive Purchasers subscribe for more than the Unsubscribed Securities available, the Unsubscribed Securities shall be allocated among each such Preemptive Purchaser in proportion to each such Preemptive Purchaser's respective Pro Rata Share.

                    (c) Unsubscribed Securities. In the event any Unsubscribed
Securities remain unsubscribed ten (10) days after delivery of the Subsequent
Issuance Notice (the "Unrestricted Additional Securities"), GDI shall have the right, but not the obligation, to issue and sell such Unrestricted Additional
Securities to any Person within ninety (90) days from the date of the initial
Issuance Notice at a price and upon the terms that are not materially less favorable to GDI than those specified in the Issuance Notice. If GDI proposes to issue any Preemptive Interests after such 90-day period or at a price or upon terms that are materially less favorable to GDI than those specified in the
Issuance Notice, it must again comply with this Section 2.3.

                    (d) Closings of Sales of Preemptive Interests. Any purchase of Preemptive Interests by any Preemptive Purchaser pursuant to the this Section
2.3 shall be consummated on the closing date specified in the Issuance Notice
(or, if other Persons are purchasing Unrestricted Additional Securities, the date on which such Unrestricted Additional Securities are first issued and sold to such other Persons).

          3. Corporate Governance.

               3.1 General. From and after the execution of this Amended and
Restated Agreement, each Stockholder shall vote its Shares at any regular or special meeting of stockholders of GDI (a "Stockholders Meeting") or in any written consent executed in lieu of such a meeting of stockholders (a "Written
Consent"), and shall take all other actions necessary,

                                        5

to give effect to the provisions of this Amended and Restated Agreement
(including, without limitation, Section 3.3 hereof) and to ensure that the
Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Amended and Restated Agreement, it being understood and agreed by the parties hereto that the Charter Documents do not, as of the date hereof, conflict in any respect with the provisions of this Amended and Restated
Agreement. In addition, each Stockholder shall vote its Shares at any
Stockholders Meeting or act by Written Consent with respect to such Shares, upon any matter submitted for action by GDI's stockholders or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Amended and Restated Agreement and the
Charter Documents.

               3.2 Stockholder Actions. In order to effectuate the provisions of this Section 4, each Stockholder (a) hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Amended and
Restated Agreement, such Stockholder shall use its reasonable best efforts to call, or cause the appropriate officers and directors of GDI to call, a
Stockholders Meeting, or to execute or cause to be executed a Written Consent to effectuate such stockholder action, (b) shall use its reasonable best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of
Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Amended and Restated
Agreement, and (c) shall use its reasonable best efforts to cause the Board of
Directors to cause the Secretary of GDI, or if there be no Secretary, such other officer of GDI as the Board of Directors may appoint to fulfill the duties of
Secretary, not to record any vote or consent contrary to the terms of this
Section 3.

               3.3 Election of Directors; Number and Composition. Each
Stockholder shall vote its Shares at any Stockholders Meeting, or act by Written
Consent with respect to such Shares, and take all other actions necessary to ensure:

                    (a) that the number of directors constituting the entire
Board of Directors shall be seven;

                    (b) for so long as the Preferred Holders own at least ten
(10%) percent of the outstanding shares of GDI Common Stock (calculated as if all shares of GDI Series A Preferred and GDI Series B Preferred shall have been converted into shares of GDI Common Stock and all GDI Warrants shall have been exercised for shares of GDI Common Stock), the election to the Board of
Directors of at least two members (the "Preferred Designees") designated by the holders of at least a majority of the outstanding shares of the GDI Series A
Preferred and GDI Series B Preferred (or any shares of GDI Common Stock into which such shares of GDI Series A Preferred or GDI Series B Preferred shall have been converted);

                    (c) for so long as Damien Tanaka is employed as the Chief
Executive Officer of GDI, the election to the Board of Directors of five members
(the "Management Designees") designated by Damien Tanaka;

                    (d) for so long as the Preferred Holders own at least ten
(10%) percent of the outstanding shares of GDI Common Stock (calculated as if all shares of GDI Series A Preferred and GDI Series B Preferred shall have been converted into shares of GDI Common

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Stock and all GDI Warrants shall have been exercised for shares of GDI Common
Stock), that at least one Preferred Designee shall be appointed to each committee of the Board of Directors including any audit committee, compensation committee or executive committee of the Board of Directors; and

                    (e) the boards of directors of each subsidiary of GDI shall be comprised of the same Persons that are from time to time members of the Board of Directors.

               3.4  Removal and Replacement of Designees.

                    (a) Removal of Designees.

                         (i) If at any time, the holders of at least a majority
of the outstanding shares of the GDI Series A Preferred and GDI Series B
Preferred notifies the other Stockholders of their wish to remove at any time and for any reason (or no reason) any of the Preferred Designees, then each
Stockholder shall vote all of its Shares so as to remove such Preferred
Designee.

                         (ii) If at any time, Damien Tanaka notifies the other
Stockholders of his wish to remove at any time and for any reason (or no reason)
any of the Management Designees, then each Stockholder shall vote all of its
Shares so as to remove such Management Designee.

                    (b) Replacement of Designees.

                         (i) If at any time, a vacancy is created on the Board
of Directors by reason of the incapacity, death, removal or resignation of any of the Preferred Designees, then the holders of at least a majority of the outstanding shares of the GDI Series A Preferred and GDI Series B Preferred
shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting. Upon receipt of notice of the designation of a nominee pursuant to this Section 3.4(b)(i) each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

                         (ii) If at any time, a vacancy is created on the Board
of Directors by reason of the incapacity, death, removal or resignation of any of the Management Designees, then Damien Tanaka shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting.
Upon receipt of notice of the designation of a nominee pursuant to this Section
3.4(b)(ii) each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

               3.5 Reimbursement of Expenses. Preferred Designees and Management
Designees will be entitled to reimbursement by GDI for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as members of the Board of Directors, including, without limitation, travel expenses incurred in connection with their attendance at meetings of the Board of
Directors.

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               3.6 Director's and Officer's Indemnification and Insurance. For
so long as any Preferred Director or Management Designee serves on the Board of
Directors or the board of directors of any of GDI's subsidiaries, and for a period of at least six (6) years thereafter, GDI and the Stockholders hereby agree to (i) provide in the certificate of incorporation of GDI and each of its subsidiaries on whose boards of directors such Preferred Designee or Management
Director serves, and their respective by-laws, for indemnification and reimbursement of expenses of directors and officers to the fullest extent and in the manner permitted by the General Corporation Law of Delaware or the general corporation law of the state of its incorporation, as applicable; and (ii)
purchase and maintain director and officer insurance in an amount of at least $1 million on behalf of any Person who is or was a director or an officer of GDI and its subsidiaries on whose boards such Preferred Designee or Management
Director serves, or is or was serving at the request of GDI or such subsidiary as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by him or her in any such capacity, or arising out of his or her status as such. As soon as practicable following the date hereof, GDI shall purchase satisfactory director's and officer's insurance, subject to the approval of the
Board of Directors.

               3.7 Directors' Meetings. GDI shall call, and use its best efforts to have, regular meetings of the Board of Directors not less frequently than quarterly.

               3.8 Observer. For so long as the Preferred Holders own at least ten (10%) percent of the outstanding shares of GDI Common Stock (calculated as if all shares of GDI Series A Preferred and GDI Series B Preferred shall have been converted into shares of GDI Common Stock and all GDI Warrants shall have been exercised for shares of GDI Common Stock), the holders of at least a majority of the shares of GDI Series A Preferred and GDI Series B Preferred outstanding shall have the right to have, in addition to any Preferred Designee, one representative present at all meetings of the Board of Directors and all committees of the Board of Directors.

               3.9 Employment Agreements.

                    (a) Promptly following the date hereof, Aduromed , GDI and
Damien Tanaka shall enter into an amended and restated employment agreement, on terms substantially identical to those set forth in the existing employment agreement between Aduromed and Damien Tanaka, providing that Damien Tanaka shall be engaged as Chief Executive Officer and President of GDI.

                    (b) Promptly following the date hereof, Aduromed , GDI and
Kevin Dunphy shall enter into an amended and restated employment agreement, on terms substantially identical to those set forth in the existing employment agreement between Aduromed and Kevin Dunphy, providing that Kevin Dunphy shall be engaged as Chief Financial Officer and Treasure of GDI.

          4. Information Rights. GDI shall furnish the following information to each Preferred Holder for so long as such Preferred Holder owns any shares of
GDI Series A Preferred or GDI Series B Preferred:

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                    (a) within ninety (90) days after the end of each fiscal
year of GDI, an audited consolidated balance sheet of GDI and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended
(provided, that, at any time that GDI has at least one class of equity securities registered under the Securities Act, in the event that GDI shall timely and properly file with the Commission, in accordance with applicable
Commission rules and regulations, a request for extension of the time period in which GDI is obligated to file with the Commission the financial statements referenced in this clause (a), the time period in which GDI must deliver to the
Preferred Holders such financial statements pursuant to this clause (a) shall be correspondingly be extended);

                    (b) within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter in each fiscal year), an unaudited consolidated balance sheet of GDI and its subsidiaries and the related unaudited consolidated statements of income, stockholders' equity and cash flows, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter (provided, that, at any time that GDI has at least one class of equity securities registered under the Securities Act, in the event that GDI shall timely and properly file with the Commission, in accordance with applicable Commission rules and regulations, a request for extension of the time period in which GDI is obligated to file with the Commission the financial statements referenced in this clause (b), the time period in which GDI must deliver to the Preferred Holders such financial statements pursuant to this clause (b) shall be correspondingly be extended);

                    (c) if prepared by GDI in the ordinary course of business, as promptly as reasonably practicable following such preparation, monthly unaudited consolidated balance sheets of GDI and its subsidiaries and the related monthly unaudited consolidated statements of income, stockholders'
equity and cash flows;

                    (d) at least thirty (30) days prior to the start of each
fiscal year, a copy of GDI's proposed annual budget for such fiscal year; and

                    (e) such additional information about GDI and its
subsidiaries as such Preferred Holder reasonably requests.

          5. Stock Certificate Legend. A copy of this Amended and Restated
Agreement shall be filed with the Secretary of GDI and kept with the records of
GDI. Each certificate representing Securities now held or hereafter acquired by any Stockholder shall for as long as this Amended and Restated Agreement is effective bear legends substantially in the following forms:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
          ADDITIONAL RESTRICTIONS ON VOTING AS SET FORTH IN THE AMENDED AND
          RESTATED STOCKHOLDERS AGREEMENT, DATED JANUARY 23, 2006, AMONG THE
          COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY NAMED THEREIN, A COPY
          OF

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          WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY
          WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE
          COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH
          THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT.

          If any Securities shall cease to be subject to the restrictions on
Transfer and voting set forth in this Amended and Restated Agreement, GDI shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the legend required by this
Section 5 endorsed thereon.

          6. Miscellaneous.

               6.1 Notices. All notices, demands or other communications
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier
(provided that delivery by telecopier shall be followed by delivery of an additional copy personally, by mail or overnight courier), courier service, overnight mail or personal delivery:

               (i)  if to Aduromed or GDI:

                    Damien R. Tanaka, President
                    Aduromed Corporation
                    153 Greenwood Avenue, Suite 11-13
                    Bethel, CT  06801
                    Fax Number: (203) 798-9147

                    with a copy to (which shall not constitute notice):

                    James M. Rae, Esq.
                    Stairs Dillenbeck Finley
                    330 Madison Avenue, 29th Floor
                    New York, NY 10017
                    Fax Number: (212) 687-3523

               (ii) if to any Stockholder, at its address as it appears on the record books of GDI.

Any party may by notice given in accordance with this Section 6.1 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

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          6.2 Successors and Assigns. This Amended and Restated Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.

          6.3 Amendment and Waiver.

               (a) Except as specifically set forth in this Amended and Restated
Agreement, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

               (b) Except as specifically set forth in this Amended and Restated
Agreement, any amendment, supplement or modification of or to any provision of this Amended and Restated Agreement, any waiver of any provision of this Amended and Restated Agreement, and any consent to any departure by any party from the terms of any provision of this Amended and Restated Agreement, shall be effective only if it is made or given in writing and signed by (i) GDI and (ii)
Stockholders holding a majority of the Shares held by the Stockholders
(calculated on an as converted into GDI Common Stock basis). Any such amendment, supplement, modification, waiver or consent shall be binding upon GDI, Aduromed and all of the Stockholders.

               (c) Notwithstanding anything set forth to the contrary herein, no amendment, supplement, waiver or modification of any provision of this Amended and Restated Agreement shall be effective without the written consent of
Preferred Holders holding at least a majority of the GDI Series A Preferred and
GDI Series B Preferred then outstanding.

          6.4 Counterparts. This Amended and Restated Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder.
Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          6.6 Headings. The headings in this Amended and Restated Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          6.7 GOVERNING LAW. THIS AMENDED AND RESTATED AGREEMENT SHALL BE
GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION. ALL
ACTIONS AND PROCEEDINGS

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ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED AGREEMENT SHALL BE
BROUGHT BY THE PARTIES AND HEARD AND DETERMINED ONLY IN A FEDERAL OR STATE COURT
LOCATED IN THE STATE OF NEW YORK AND THE PARTIES HERETO CONSENT TO JURISDICTION
BEFORE AND WAIVE ANY OBJECTIONS TO THE VENUE OF SUCH FEDERAL AND NEW YORK
COURTS. THE PARTIES HERETO AGREE TO ACCEPT SERVICE OF PROCESS IN CONNECTION WITH
ANY SUCH ACTION OR PROCEEDING IN ANY MANNER PERMITTED FOR A NOTICE HEREUNDER.

          6.8 Severability. If any provision of this Amended and Restated
Agreement is held by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, in whole or in part, then such provision shall be severed from this Amended and Restated Agreement and shall be inoperative, the remaining portions of this Amended and Restated Agreement shall remain in effect and the parties hereto will use their best efforts to substitute for the void, invalid or unenforceable provision a new provision of like economic intent and effect.

          6.9 Confidentiality. Except as may be required by applicable law or as otherwise agreed among the parties hereto, without the prior affirmative vote or written consent of at least a majority of the members of the Board of Directors, neither GDI, Aduromed, the Stockholders nor any of their respective Affiliates shall at any time publicly divulge, disclose, disseminate, announce or release any information to any Person concerning this Amended and Restated Agreement, the transactions contemplated hereby, any trade secrets or other confidential information of GDI, Aduromed or the Stockholders, without first obtaining the prior written consent of the other parties hereto; provided, however, that (i)
the Stockholders shall be entitled to disclose information with respect to their investment in GDI and Aduromed on any reports that the Stockholders furnish to their investors or as otherwise required by applicable law and (ii) GDI and
Aduromed shall be entitled to disclose its trade secrets or other confidential information not related to this Amended and Restated Agreement or the transactions contemplated hereby in any manner consistent with good business practice.

          6.10 Entire Agreement. This Amended and Restated Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Amended and Restated Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          6.11 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          6.12 Recapitalizations, Exchanges, etc. GDI shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new stockholders agreement with the Stockholders on terms substantially the same as this Amended and Restated Agreement as a condition of any such transaction.

                                       12

          6.13 No Third Party Beneficiaries. This Amended and Restated Agreement
is entered into solely among, and may be enforced only by, the parties hereto.
This Amended and Restated Agreement shall not be deemed to create any rights in any third parties, including suppliers, customers and employees of any party, or to create any obligations of a party to any such third parties.

          6.14 Term and Termination. The provisions of Section 2.3 of this
Amended and Restated Agreement shall terminate on the date on which GDI consummates an underwritten public offering of its common stock, with an aggregate price to the public of not less than $50 million (without deduction for underwriting fees, commissions or discounts), pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of GDI (or such successor entity) following which such common stock is listed on a national securities exchange or the National
Association of Securities Dealers National Market System.

                               [Signatures Follow]

                                       13

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Stockholders Agreement on the date first written above.

                                        GDI:

                                        GENERAL DEVICES, INC.

                                        By: /s/ Damien R. Tanaka
                                            ------------------------------------
                                        Name: Damien R. Tanaka
                                        Title: President

                                        ADUROMED:

                                        ADUROMED CORPORATION

                                        By: /s/ Damien R. Tanaka
                                            ------------------------------------
                                        Name: Damien R. Tanaka
                                        Title: President

                                        STOCKHOLDERS:

                                        PEQUOT SCOUT FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        PEQUOT MARINER MASTER FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        PEQUOT NAVIGATOR OFFSHORE FUND, INC.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Advisor

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        PEQUOT DIVERSIFIED MASTER FUND, LTD.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        PREMIUM SERIES PCC LIMITED CELL 33

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        SHERLEIGH ASSOCIATES INC. DEFINED
                                        BENEFIT PENSION PLAN

                                        By: /s/ Jack Silver
                                            ------------------------------------
                                            Name: Jack Silver
                                            Title: Trustee

                                    ANNEX A

STOCKHOLDERS:

Damien R. Tanaka
Paul T. Chan
Norman C. Kristoff
Delphinian Quest Advisors LLC